                                                                        8(h)(v)

                              FOURTH AMENDMENT TO
                            PARTICIPATION AGREEMENT

   This Fourth Amendment (the "Amendment") dated October 6/th/, 2012 by and among Putnam Variable Trust (the "Trust"), Putnam Retail Management Limited Partnership (the "Underwriter"), and Minnesota Life Insurance Company (the "Company").

   WHEREAS, the Trust, Underwriter, and Company entered into that certain Participation Agreement dated April 30, 2002, as amended October 1,
2006, January 26, 2009 and April 5, 2010 (the "Agreement"); and

   WHEREAS, the Trust, the Underwriter, and the Company wish to update the list of Accounts set forth in Schedule A to the Agreement. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

   NOW, THEREFORE, in consideration of the mutual agreements herein contained, the Trust, the Underwriter, and the Company hereby acknowledge and agree as follows:

    1. Schedule A of the Agreement is deleted and replaced with Schedule A to this Amendment, attached hereto.

    2. Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

   IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers or authorized representatives as of the day and year first above written.

PUTNAM VARIABLE TRUST                                     PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP

By:     /s/ Mike Higgin                                   By:      /s/ Mark Coreeny
        ---------------------------------------                    --------------------------------------
Name:   Mike Higgins                                      Name:    Mark Coreeny
Title:  Treasurer of the Fund                             Title:   Head of Relationship

MINNESOTA LIFE INSURANCE COMPANY

By:     /s/ Bruce Shay
        --------------------------
Name:   Bruce Shay
Title:  Executive Vice President

                                  SCHEDULE A
                                      TO
                       MINNESOTA LIFE INSURANCE COMPANY
                            PARTICIPATION AGREEMENT
                        (AS AMENDED SEPTEMBER 1, 2012)

Name of Separate Account               Product Name
------------------------               --------------------------------------------
Variable Annuity Account               MultiOption Achiever Annuity
                                       MultiOption Classic Annuity
                                       MultiOption Advisor Annuity
                                       MultiOption Legend Annuity
                                       MultiOption Extra Annuity
                                       MultiOption Guide Annuity
Minnesota Life Variable Life Account   Variable Adjustable Life
                                       Variable Adjustable Life - Second Death
                                       Variable Adjustable Life Horizon
                                       Variable Adjustable Life Summit
                                       Variable Adjustable Life Survivor
All Class IB shares of the Funds